                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                 The Sportsman's Guide, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          [THE SPORTSMANS GUIDE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 2, 2003

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Company's executive offices located at 411 Farwell Avenue, South St. Paul, Minnesota on Friday, May 2, 2003, at 2:00 p.m., Minnesota time, for the following purposes:

     1. Election of six directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

     2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2003; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 7, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

South St. Paul, Minnesota
March 28, 2003

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075
                           -------------------------

                                PROXY STATEMENT
                                  MAILING DATE
                                 MARCH 28, 2003
                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 2, 2003 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on March 7, 2003 are entitled to notice of and to vote at the Annual Meeting. As of March 7, 2003, there were 4,759,010 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Vincent W. Shiel, Ph.D., will retire as a director of the Company effective as of the date of the Annual Meeting. Dr. Shiel has been a director since 1990 and served as Chairman of the Board from 1994 to 1998. Dr. Shiel will continue as a consultant to the Company. The Board wishes to thank Dr. Shiel for his service, insight and commitment to the Company.

     Set forth below is certain information with respect to each nominee for director.

     GARY OLEN, 60, is a co-founder of the Company. Mr. Olen served as Executive Vice President and Secretary from its incorporation in 1977 until 1994, President from 1994 to 1998 and Chief Executive Officer from 1994 until his retirement in 2000. Mr. Olen has been Chairman of the Board since 1998 and a director since its incorporation. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970.

     GREGORY R. BINKLEY, 54, has been a director since 1995. Mr. Binkley has been an employee since 1994 when he was elected Vice President. Mr. Binkley became Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996, President in 1998 and Chief Executive Officer in 2000. From 1993 to 1994, Mr. Binkley worked as an independent operations consultant. From 1990 to 1993, Mr. Binkley was Director of Distribution of Fingerhut Companies, Inc., a mail order catalog business and from 1988 to 1990 was Director of Distribution with Cable Value Network, Inc., a cable television retailer. Mr. Binkley worked for Donaldsons Department Stores, a division of Allied Stores Corporation, from 1975 to 1988, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

     CHARLES B. LINGEN, 58, has been a director since 1995. Mr. Lingen has been Chief Financial Officer, Vice President of Finance and Treasurer since 1994. Mr. Lingen was elected Secretary in 1995, Senior Vice President of Finance in 1996 and Executive Vice President of Finance and Administration in 2000. From 1973 to 1994, Mr. Lingen worked at Fingerhut Companies, Inc., serving as Vice President of Finance and Controller from 1989 to 1994.

     LEONARD M. PALETZ, 68, is a co-founder and served as Chairman of the Board, President, Chief Executive Officer, Treasurer and a director from 1977 until 1994. Mr. Paletz retired as an employee in 1994.

     WILLIAM T. SENA, 66, has been a director since 1990. He is an investment advisor with Sena Weller Rohs Williams, Inc., an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965.

     JAY A. LEITCH, Ph.D., 54, has been a director since 2003. He is Dean and Distinguished Professor of Agricultural Economics, College of Business Administration, North Dakota State University. Dr. Leitch has been a member of the faculty of North Dakota State University since 1981 and has served as a consultant to numerous government and private organizations.

MEETINGS OF THE BOARD AND COMMITTEES

     During 2002, the Board of Directors held two meetings. Each director attended over 75% of the Board meetings and meetings of Board committees on which he served held during 2002, except Mr. Olen.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has no nominating committee.

     The Audit Committee consists of Leonard M. Paletz, William T. Sena and Jay
A. Leitch. All members of the Audit Committee are independent as defined by applicable law and the listing standards of the Nasdaq Stock Market. The Audit Committee provides independent review and oversight of the Company's financial reporting processes, internal controls and independent public accountants. See "Audit Committee Report." The Audit Committee met once during 2002.

     The Compensation Committee consists of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. The Compensation Committee has the responsibility to review and determine the salaries, bonuses, stock options and other compensation of the executive officers of the Company. See "Compensation Committee Report on Executive Compensation." The Compensation Committee met once during 2002.

     The Executive Committee consists of Gregory R. Binkley, Vincent W. Shiel and William T. Sena. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The Executive Committee took action by unanimous written consent twice during 2002.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $25,000 annually for services as a director plus expenses incurred in attending board meetings.

CONSULTING AGREEMENTS

     The Company has a consulting agreement with Outdoor Consulting, Inc. to provide consulting services to the Company. Vincent W. Shiel is the sole employee of Outdoor Consulting, Inc., the principal shareholders of which are his family limited partnership and various family trusts. The initial term of the agreement expires on December 31, 2003 and is automatically renewed for additional one-year terms unless earlier terminated by either party. The compensation payable under the agreement is $2,000 per month.

     The Company had a consulting agreement with William T. Sena to provide certain investor relation and investment advisory services as requested for a minimum of 15 hours per quarter pursuant to which Mr. Sena was paid $3,000 per quarter. The agreement was terminated effective October 9, 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others and the systems of internal controls which management has established. The charter of the Audit Committee was attached to the Proxy Statement for the 2001 Annual Meeting as Appendix A.

     Following the end of the 2002 fiscal year, the Audit Committee analyzed and discussed the audited financial statements with management and Grant Thornton LLP, the Company's independent public accountants. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90. The Audit Committee also received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. (Jay A. Leitch joined the Board of Directors in January 2003 and thus did not participate in the Committee's activities during 2002.)

                                          Leonard M. Paletz, Chairman
                                          William T. Sena
                                          Jay A. Leitch

2. RATIFICATION OF ENGAGEMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company intends to request that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, for 2003. The Company has requested and expects a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the year ended December 31, 2002 by Grant Thornton LLP:

Audit fees.................................................    $58,550
Financial information systems design and implementation
  fees.....................................................         --
All other fees.............................................     13,715
                                                               -------
       Total...............................................    $72,265
                                                               =======

     The amounts shown above include out-of-pocket expenses incurred by Grant Thornton LLP in connection with providing such services. The amount shown for "Audit fees" includes fees relating to the annual audit of the financial statements and quarterly reviews of unaudited financial statements included in the Form 10-Qs. The amount shown for "All other fees" includes fees relating to preparation of tax returns and tax related services, audit of the financial statements of an employee benefit plan and services in connection with establishment of a retail store subsidiary. The Audit Committee of the Board of Directors has determined that the services included under the caption "All other fees," as provided by Grant Thornton LLP, are compatible with maintaining Grant Thornton LLP's independence.

3. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION         ALL OTHER
                                                 ---------------------      ------------      COMPENSATION(1)
                                                 SALARY         BONUS         OPTIONS         ---------------
    NAME AND PRINCIPAL POSITION        YEAR        ($)           ($)            (#)                 ($)
    ---------------------------        ----      ------         -----         -------               ---
Gregory R. Binkley.................    2002      219,231       393,500         50,000              2,981
  President and                        2001      204,346       150,000         50,000              2,550
     Chief Executive Officer           2000      189,375            --             --                 --

Charles B. Lingen..................    2002      165,846       225,000         35,000              1,192
  Executive Vice President of
     Finance                           2001      153,477       103,000         35,000                 --
     and Administration,               2000      141,089            --             --                 --
     Chief Financial Officer and
     Secretary/Treasurer

John M. Casler.....................    2002      165,846       225,000         35,000              2,981
  Executive Vice President             2001      153,477       103,000         35,000              2,463
     of Merchandising, Marketing       2000      140,613            --             --                 --
     and Creative Services

Gary Olen..........................    2002      164,423            --             --              5,400
  Chairman                             2001      262,500            --             --              5,000
                                       2000      262,500            --             --             69,911


-------------------------
(1) Amounts in the All Other Compensation column for the Named Executive Officers, other than Mr. Olen, reflect employer matching contributions under the Company's 401(k) plan. Amounts shown for Mr. Olen reflect directors fees and for 2000 includes $66,911 of accrued vacation paid in connection with his retirement as CEO.

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                  -------------------------------------------------------       VALUE AT ASSUMED
                                    NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                                   SECURITIES        OPTIONS       EXERCISE                  PRICE APPRECIATION FOR
                                   UNDERLYING       GRANTED TO     OR BASE                       OPTION TERM(1)
                                     OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION    ----------------------
             NAME                 GRANTED(#)(2)    FISCAL YEAR      ($/SH)        DATE        5%($)         10%($)
             ----                 -------------    ------------    --------    ----------     -----         ------
Gregory R. Binkley............       50,000            20.0          6.75       12/20/12     212,252       537,888
Charles B. Lingen.............       35,000            14.0          6.75       12/20/12     148,576       376,522
John M. Casler................       35,000            14.0          6.75       12/20/12     148,576       376,522
Gary Olen.....................           --              --            --             --          --            --

-------------------------
(1) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common

    Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Incentive stock options granted pursuant to the Company's 1999 Stock Option Plan. These options become exercisable in three cumulative installments of 33 1/3% on the first three anniversary dates of grant. The grant date was December 20, 2002.

     The following table sets forth information with respect to the Named Executive Officers concerning options held at year end 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                   SHARES                    OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                                  ACQUIRED       VALUE                  (#)                    FISCAL YEAR-END($)(1)
                                 ON EXERCISE    REALIZED    ----------------------------    ----------------------------
            NAME                     (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 -----------    --------    -----------    -------------    -----------    -------------
Gregory R. Binkley...........        --           --          148,930         83,333          264,994         136,665
Charles B. Lingen............        --           --           95,132         58,333          189,709          95,665
John M. Casler...............        --           --           76,167         58,333          120,612          95,665
Gary Olen....................        --           --          214,615             --          346,295              --

-------------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE
                                                                                          FOR FUTURE ISSUANCE
                                           NUMBER OF SECURITIES                              UNDER EQUITY
                                            TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                               EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                           OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       REFLECTED IN
                                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN (A))
PLAN CATEGORY                                      (A)                    (B)                     (C)
-------------                              --------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1)....................        1,018,280               $5.00                  174,662
Equity compensation plans not approved by
  security holders(2)....................           32,126               $6.69                       --
  Total..................................        1,050,406               $5.05                  174,662

---------------

(1) These plans are the Company's 1991 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan.

(2) The only equity compensation plan not approved by shareholders is the Company's 1994 Non-Qualified Performance Option Plan. The 1994 Plan provided for the issuance of options to purchase up to 100,000 shares of Common Stock to certain employees, contingent upon meeting certain quarterly pre-tax earnings levels. Options are exercisable over a ten-year period from the date of grant.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Gregory R. Binkley, Charles B. Lingen and John M. Casler. Each agreement is automatically renewed each December 31 for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

     The Company has entered into an agreement with Gary Olen pursuant to which Mr. Olen has granted the Company the exclusive right to use his name and likeness and provides services to the Company. The agreement continues until June 30, 2007 and is automatically renewed for additional one-year terms unless either party gives one year's notice of non-renewal. The Company pays Mr. Olen $50,000 per year under the agreement, subject to an annual cost of living adjustment, plus benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of Vincent W. Shiel, Leonard M. Paletz and William T. Sena. Mr. Paletz is a former Chief Executive Officer of the Company.

     Outdoor Consulting, Inc., a corporation owned by Dr. Shiel, provides certain consulting services to the Company. Mr. Sena provided certain consulting services to the Company in 2002. See "Election of Directors -- Consulting Agreements."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

     Executive Compensation Policies

     The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase sales, profit margin and earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

     Base Salary. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

     Annual Bonus. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. For 2002, the Committee established specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses. Bonus pool could range from $50,000 at pre-tax earnings of $1.5 million increasing to $350,000 plus 30% of pre-tax earnings over $3.5 million. Cash bonuses totaling $1,711,282 were earned for 2002.

     Stock Options. Stock option awards to executive officers consist of annual grants and in some years possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. In late 2002, the Committee approved a stock option program for 2003 consisting of the grant of options for 250,000 shares of Common Stock to 16 employees, including three executive officers.

     CEO Compensation

     Gregory R. Binkley, the Company's Chief Executive Officer, was paid a base salary of $210,000 for 2002, increased mid-year to $230,000. Mr. Binkley earned a cash bonus of $393,500 under the 2002 bonus program based on his position and contribution to the Company's financial performance. Mr. Binkley was also granted a 50,000 share option under the stock option program for 2003.

     Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee has reviewed the application of Section 162(m) to its executive compensation policies and does not believe that such policies are affected by the Section 162(m) limitation at this time.

                                          Vincent W. Shiel
                                          Leonard M. Paletz
                                          William T. Sena

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1997 in the Company's Common Stock and each index with all dividends reinvested.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG THE SPORTSMAN'S GUIDE, INC., NASDAQ STOCKS AND NASDAQ RETAIL TRADE STOCKS


                              [PERFORMANCE GRAPH]

                                                                    NASDAQ
                                             SPORTSMAN'S GUIDE      STOCKS       NASDAQ RETAIL TRADE
                                             -----------------   -------------   -------------------
Dec-97                                            $100.00           $102.13            $103.58
Mar-98                                            $ 99.01           $118.69            $122.42
Jun-98                                            $109.90           $122.52            $125.70
Sep-98                                            $ 61.39           $113.35            $ 92.17
Dec-98                                            $ 86.14           $143.99            $126.05
Mar-99                                            $ 98.02           $163.62            $125.53
Jun-99                                            $ 88.12           $173.49            $119.19
Sep-99                                            $ 76.24           $179.72            $106.62
Dec-99                                            $ 50.00           $267.06            $110.49
Mar-00                                            $ 56.68           $304.51            $ 97.46
Jun-00                                            $ 49.01           $255.04            $ 78.70
Sep-00                                            $ 25.74           $240.10            $ 80.83
Dec-00                                            $ 14.60           $160.77            $ 67.83
Mar-00                                            $ 15.84           $118.67            $ 68.64
Jun-01                                            $ 22.33           $141.41            $ 83.03
Sep-01                                            $ 35.33           $ 98.12            $ 70.31
Dec-01                                            $ 43.80           $130.03            $ 94.80
Mar-02                                            $ 67.88           $120.85            $ 94.04
Jun-02                                            $110.10           $ 96.33            $ 96.26
Sep-02                                            $123.25           $ 79.10            $ 79.47
Dec-02                                            $ 96.63           $ 89.05            $ 79.11

 Assumes $100 invested on December 31, 1997 in The Sportsman's Guide, Inc. common stock, the NASDAQ stock index and the NASDAQ Retail Trade stock index, with all dividends reinvested. The indices for NASDAQ stocks and NASDAQ Retail Trade stocks were prepared by the Center for Research in Security Prices, University of Chicago GSB.
-------------------------
 * The Company's Common Stock traded on the NASDAQ National Market under the symbol "SGDE" from February 5, 1998 through February 26, 2001. The Company's Common Stock was traded on the NASDAQ SmallCap Market from February 27, 2001 through June 4, 2002 and was transferred to the NASDAQ National Market effective June 5, 2002.

** Center for Research in Security Prices, Graduate School of Business,
   University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 7, 2003 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                ------------------------
                            NAME                                 NUMBER      PERCENT(1)
                            ----                                 ------      ----------
Directors and Executive Officers(2):
Vincent W. Shiel(3).........................................      392,000        8.2%
Gary Olen(4)................................................      214,615        4.3%
Gregory R. Binkley(5).......................................      168,930        3.4%
Charles B. Lingen(6)........................................       95,132        2.0%
John M. Casler(7)...........................................       76,167        1.6%
Leonard M. Paletz...........................................      158,996        3.3%
William T. Sena.............................................           --          --
Jay A. Leitch...............................................           --          --
All directors and executive officers as a group (8
  persons)(8)...............................................    1,105,840       20.9%
Other Shareholders Owning More Than 5% of Common Stock:
David L. Babson & Company Inc.(9)...........................      498,300       10.5%
  One Memorial Drive
  Cambridge, MA 02142-1300
Dimensional Fund Advisors Inc.(10)..........................      317,200        6.7%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Bjurman, Barry & Associates(11).............................      299,560        6.3%
  10100 Santa Monica Boulevard, Suite 1200
  Los Angeles, CA 90067
Richard L. Scott(12)........................................      279,900        5.9%
  100 First Stamford Place
  Stamford, CT 06902
Harvey Houtkin(13)..........................................      178,696        5.6%
  160 Summit Avenue
  Montvale, NJ 07645

-------------------------
 (1) Percentages are calculated on the basis of the number of shares outstanding on March 7, 2003 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after March 7, 2003.

 (2) The address of each director and executive officer is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes 392,000 shares held by VWS Limited Partnership No. Two, LLLP, the general partner of which is a limited liability company of which Dr. Shiel is the managing member and president. Does not include 131,893 shares held by Dr. and Mrs. Shiel's children or in trusts for the benefit of Dr. and Mrs. Shiel and their children and grandchildren of which Dr. Shiel expressly disclaims beneficial ownership.

 (4) Includes 214,615 shares issuable upon the exercise of options.

 (5) Includes 2,000 shares held in the name of Mr. Binkley's wife and 148,930 shares issuable upon the exercise of options.

 (6) Includes 95,132 shares issuable upon the exercise of options.

 (7) Includes 76,167 shares issuable upon the exercise of options.

 (8) Includes 534,844 shares issuable upon the exercise of options.

 (9) Based on a Schedule 13G filing dated December 5, 2002. David L. Babson & Company Inc., a registered investment advisor, has sole power to vote 495,100 shares, shared power to vote 3,200 shares, and sole power to dispose of 498,300 shares. David L. Babson & Company Inc. may be deemed the beneficial owner of the shares which are owned by various investment advisory clients.

(10) Based on a Schedule 13G filing dated February 3, 2003. Dimensional Fund Advisors Inc., a registered investment advisor, furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 317,200 shares owned by these funds. To the knowledge of Dimensional Fund Advisors Inc., no one advisory client owns more than 5% of the class. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 317,200 shares.

(11) Based on a Schedule 13G filing dated February 5, 2003 filed by Bjurman, Barry & Associates, George Andrew Bjurman and Owen Thomas Barry III. Bjurman, Barry & Associates, a registered investment advisor, has sole power to vote and dispose of 299,560 shares as of July 31, 2002. Messrs. Bjurman and Barry disclaim beneficial ownership of any shares attributed to Bjurman, Barry & Associates.

(12) Based on a Schedule 13D filing dated March 17, 2003. Mr. Scott has sole power to vote and dispose of 279,900 shares. The shares were acquired by three different entities controlled by Mr. Scott, including 217,600 shares acquired by the Frances Annette Scott Revocable Trust of which Mr. Scott's spouse is the trustee.

(13) Based on a Schedule 13G filing dated February 7, 2002. Does not include 88,340 shares owned by Mr. Houtkin's wife Sherry Houtkin, 2,700 shares owned by his adult son Stuart Houtkin and 11,900 shares owned by his adult son Michael Houtkin, as to which Mr. Houtkin disclaims beneficial ownership. Mr. Houtkin has sole power to vote and dispose of 88,196 shares and shared power to vote and dispose of 90,500 shares. Mr. Houtkin has included the 88,340 shares owned by his wife in reporting his percentage ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2002 all Section 16 filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1998, the Company loaned Gary Olen $238,700 to pay the exercise price of an option to purchase 55,000 shares of Common Stock held by Mr. Olen (which became exercisable upon completion of the Company's public offering and would have expired six months later) and to pay the income taxes payable by him upon exercise of the option. The loan, approved by the Board of Directors, was for a term of five years, bore interest at the mid-term applicable federal rate as of the date of the loan (5.69%) and was collateralized by a pledge of the shares acquired upon exercise. In February 2001, the Board of Directors deferred for two years payment of the first installment due on the loan. The outstanding loan balance of $294,841, including accrued interest, was paid in full in April 2002.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 2004 Annual Meeting must be received by the Secretary of the Company on or before December 1, 2003 to be considered for inclusion in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2004 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before February 12, 2004.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders for the year ended December 31, 2002 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2003

        The undersigned hereby appoints Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 2, 2003 at 2:00 p.m. and any adjournments thereof as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

      1. ELECTION OF DIRECTORS              FOR all nominees listed below         WITHHOLD AUTHORITY
                                            (except as marked to the              to vote for all nominees listed
                                            contrary below).  [ ]                 below.  [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

              Gary Olen, Gregory R. Binkley, Charles B. Lingen,
              Leonard M. Paletz, William T. Sena, Jay A. Leitch

    2. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2003.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. In their discretion to vote upon such other business as may properly come before the meeting.

                         (Continued on reverse side)

                          (continued from other side)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                                Dated:  , 2003




                                                ----------------------------
                                                        (Signature)




                                                ----------------------------
                                                        (Signature)

                                                Please date and sign your
                                                name as it appears hereon.
                                                When signing as an attorney,
                                                executor, administrator,
                                                guardian or in some other
                                                representative capacity,
                                                please give full title. All
                                                joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS